Exhibit 99.3

Bread FinancialTM Declares Dividend on Common Stock

COLUMBUS, Ohio – Oct. 26, 2023 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions, today announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share on the Company’s common stock, payable on Dec. 15, 2023 to stockholders of record at the close of business on Nov. 13, 2023.

About Bread FinancialTM
Bread FinancialTM (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive suite of payment solutions that includes private label and co-brand credit cards and Bread Pay™ buy now, pay later products. Bread Financial also offers direct-to-consumer products that give customers more access, choice and freedom through its branded Bread CashbackTM American Express® Credit Card and Bread SavingsTM products.
Headquartered in Columbus, Ohio, Bread Financial is powered by its 7,500+ global associates and is committed to sustainable business practices. To learn more about Bread Financial, visit breadfinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.

Contacts
Brian Vereb – Investor Relations
Brian.Vereb@BreadFinancial.com

Susan Haugen – Investor Relations
Susan.Haugen@BreadFinancial.com

Rachel Stultz – Media
Rachel.Stultz@BreadFinancial.com

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